EXHIBIT 2B


                           STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

                               AIM GROUP, INC.,

                        AMERICAN INTERNET MEDIA, INC.,

                            THE REDDY GROUP, INC.,

                 CEREUS BANDWIDTH, LIMITED LIABILITY COMPANY,

                                      AND

                                  K.P. REDDY,
                                PEYTON H. PARK
                                      AND
                                 SARALA REDDY


                          Dated as of April 30, 1999

                               TABLE OF CONTENTS

                                                                                                   PAGE
ARTICLE I   SALE AND PURCHASE OF SHARES............................................................  1
  SECTION 1.1 SALE AND PURCHASE OF THE SHARES......................................................  1
  SECTION 1.2. PURCHASE PRICE, PAYMENT AND ADJUSTMENTS.............................................  1
  SECTION 1.3. DELIVERIES AT CLOSING; STOCK TRANSFER BOOKS.........................................  5
  SECTION 1.4. MERGER..............................................................................  6

ARTICLE II CLOSING; CLOSING DATE...................................................................  6

ARTICLE III REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY..................................  6
  SECTION 3.1. ORGANIZATION AND QUALIFICATION......................................................  6
  SECTION 3.2. CERTIFICATE OF INCORPORATION AND BY-LAWS............................................  7
  SECTION 3.3. CAPITALIZATION......................................................................  7
  SECTION 3.4. AUTHORITY...........................................................................  7
  SECTION 3.5. NO CONFLICT; REQUIRED FILINGS AND CONSENTS..........................................  8
  SECTION 3.6. PERMITS; COMPLIANCE.................................................................  8
  SECTION 3.7. FINANCIAL STATEMENTS................................................................  8
  SECTION 3.8. NO UNDISCLOSED LIABILITIES..........................................................  9
  SECTION 3.9. ABSENCE OF CERTAIN CHANGES OR EVENTS................................................  9
  SECTION 3.10. ABSENCE OF LITIGATION.............................................................. 11
  SECTION 3.11. BROKERS............................................................................ 11
  SECTION 3.12. TAX MATTERS........................................................................ 11
  SECTION 3.13. REAL PROPERTY...................................................................... 13
  SECTION 3.14. INTELLECTUAL PROPERTY.............................................................. 14
  SECTION 3.15. TANGIBLE ASSETS.................................................................... 16
  SECTION 3.16. INVENTORY.......................................................................... 16
  SECTION 3.17. CONTRACTS.......................................................................... 16
  SECTION 3.18. NOTES RECEIVABLE AND ACCOUNTS RECEIVABLE........................................... 17
  SECTION 3.19. POWERS OF ATTORNEY................................................................. 18
  SECTION 3.20. INSURANCE.......................................................................... 18
  SECTION 3.21. EMPLOYEES.......................................................................... 18
  SECTION 3.22. EMPLOYEE BENEFITS.................................................................. 19
  SECTION 3.23. GUARANTIES......................................................................... 20
  SECTION 3.24. ENVIRONMENT, HEALTH AND SAFETY..................................................... 20
  SECTION 3.25. CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY.................................... 21
  SECTION 3.26. DELIVERY OF INFORMATION............................................................ 21
  SECTION 3.27. PRODUCT AND SERVICE WARRANTIES..................................................... 21
  SECTION 3.28. PRODUCT AND SERVICE LIABILITY...................................................... 21
  SECTION 3.29. CERTAIN BUSINESS PRACTICES......................................................... 22
  SECTION 3.30. DISCLOSURE......................................................................... 22
  SECTION 3.31. LIMITATION ON REPRESENTATIONS AND WARRANTIES....................................... 22


                                      i


ARTICLE IIIA REPRESENTATIONS AND WARRANTIES OF SOLE STOCKHOLDER.................................... 22
  SECTION 3.1A.  AUTHORIZATION OF TRANSACTION...................................................... 22
  SECTION 3.2A.  NONCONTRAVENTION.................................................................. 23
  SECTION 3.3A.  BROKERS' FEES..................................................................... 23
  SECTION 3.4A.  COMPANY SHARES.................................................................... 23
  SECTION 3.5A.  ACCREDITED INVESTOR............................................................... 23
  SECTION 3.6A.  INVESTMENT REPRESENTATIONS........................................................ 23

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER...................................... 24
  SECTION 4.1. ORGANIZATION AND QUALIFICATION...................................................... 25
  SECTION 4.2. AUTHORITY........................................................................... 25
  SECTION 4.3. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.......................................... 25
  SECTION 4.4. LIMITATION ON REPRESENTATIONS AND WARRANTIES........................................ 26
  SECTION 4.5. REPORTS; FINANCIAL STATEMENTS....................................................... 26
  SECTION 4.6. ABSENCE OF CERTAIN CHANGES OR EVENTS................................................ 26
  SECTION 4.7. OWNERSHIP OF BUYER.................................................................. 27
  SECTION 4.8. BROKERS............................................................................. 27

ARTICLE V COVENANTS................................................................................ 27
  SECTION 5.1. AFFIRMATIVE COVENANTS OF THE COMPANY................................................ 27
  SECTION 5.2. NEGATIVE COVENANTS OF THE COMPANY................................................... 27
  SECTION 5.3. NEGATIVE COVENANTS OF PARENT AND BUYER.............................................. 29
  SECTION 5.4. ACCESS AND INFORMATION.............................................................. 29

ARTICLE VI ADDITIONAL AGREEMENTS................................................................... 30
  SECTION 6.1. APPROPRIATE ACTION; CONSENTS; FILINGS............................................... 30
  SECTION 6.2. TRANSFER OF COMPANY LIABILITIES PRIOR TO THE CLOSING DATE........................... 30
  SECTION 6.3. PAYMENT BY COMPANY OF CERTAIN OUTSTANDING OBLIGATIONS PRIOR TO THE CLOSING DATE..... 31
  SECTION 6.4. EMPLOYMENT AND NON-COMPETITION AGREEMENTS........................................... 31
  SECTION 6.5. LANDLORD APPROVALS.................................................................. 31
  SECTION 6.6. CONTRACT ASSIGNMENTS/NOVATIONS...................................................... 31
  SECTION 6.7. BEST EFFORTS........................................................................ 31
  SECTION 6.8. PUBLIC ANNOUNCEMENTS................................................................ 31
  SECTION 6.9. INSURANCE........................................................................... 32
  SECTION 6.10. NO COMPETING TRANSACTION........................................................... 32
  SECTION 6.11. TAX TREATMENT...................................................................... 32
  SECTION 6.12. ADDITIONAL TAX MATTERS............................................................. 32
  SECTION 6.13. Use of Reddy's Name................................................................ 33
  SECTION 6.14. REGISTRATION RIGHTS AGREEMENT...................................................... 33
  SECTION 6.15. AGREEMENTS REGARDING GLOBAL TECHNOLOGY MARKETING INTERNATIONAL..................... 33

ARTICLE VII CLOSING CONDITIONS..................................................................... 34
  SECTION 7.1. CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT........................ 34


                                      ii


  SECTION 7.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF BUYER AND/OR PARENT......................... 34
  SECTION 7.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SOLE STOCKHOLDERS....... 36

ARTICLE VIII TERMINATION, AMENDMENT, WAIVER AND INDEMNIFICATION.................................... 36
  SECTION 8.1. TERMINATION......................................................................... 36
  SECTION 8.2. INVESTIGATION....................................................................... 37
  SECTION 8.3. AMENDMENT........................................................................... 37
  SECTION 8.4. WAIVER.............................................................................. 37
  SECTION 8.5. FEES, EXPENSES AND OTHER PAYMENTS................................................... 37
  SECTION 8.6. INDEMNIFICATION..................................................................... 37

ARTICLE IX GENERAL PROVISIONS...................................................................... 39
  SECTION 9.1. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS......................... 39
  SECTION 9.2. NOTICES............................................................................. 40
  SECTION 9.3. CERTAIN DEFINITIONS................................................................. 41
  SECTION 9.4. HEADINGS; CONSTRUCTION.............................................................. 46
  SECTION 9.5. SEVERABILITY........................................................................ 47
  SECTION 9.6. ENTIRE AGREEMENT AND MODIFICATION................................................... 47
  SECTION 9.7. ASSIGNMENT.......................................................................... 47
  SECTION 9.8. PARTIES IN INTEREST................................................................. 47
  SECTION 9.9. WAIVER; REMEDIES CUMULATIVE......................................................... 47
  SECTION 9.10. FURTHER ASSURANCES................................................................. 47
  SECTION 9.11. GOVERNING LAW...................................................................... 48
  SECTION 9.12. JURISDICTION; SERVICE OF PROCESS................................................... 48
  SECTION 9.13. COUNTERPARTS....................................................................... 48


EXHIBITS        DESCRIPTION

Exhibit A       Form of Escrow Agreement
Exhibit B-1     Form of Employment Agreement for K.P. Reddy
Exhibit B-2     Form of Employment Agreement for Peyton H. Park
Exhibit C-1     Form of Non-Competition Agreement for K.P. Reddy
Exhibit C-2     Form of Non-Competition Agreement for Peyton H. Park
Exhibit C-3     Form of Non-Competition Agreement for Sarala Reddy
Exhibit D       Legal Opinion of Counsel to the Company
Exhibit E       Legal Opinion of Counsel to Parent
Exhibit F       Transferred Lease(s) and Landlord Consent(s)
Exhibit G       Registration Rights Agreement


SCHEDULE
NUMBER         DESCRIPTION

1.1            Purchased Shares
1.2(b)         Pre-Closing Transfers


                                     iii


1.2(c)         Calculation of Adjusted Working Capital
1.2(c)(ii)     Trial Balance
3.2            Officers and Directors; Certificate of Incorporation and By-Laws;
                 Minutes; Stock Certificates and Transfer Books
3.5            Filings and Consents
3.7            Financial Statements
3.8            Liabilities
3.9            Certain Changes or Events of the Company
3.10           Litigation Matters
3.11           Brokers
3.12(c)        Tax Returns
3.12(f)        Additional Tax Matters
3.12(g)        Unpaid Taxes
3.13(a)        Real Property Owned
3.13(b)        Real Property Leased or Subleased
3.14(c)        Intellectual Property Owned
3.14(d)        Intellectual Property Licensed, Sublicensed, Agreements or Permission
3.15           Tangible Assets
3.16           Inventory
3.17           Contracts
3.19           Powers of Attorney
3.20           Insurance Policies
3.21           Employees
3.22           Employee Benefit Plans
3.24           Environmental Matters
3.25           Certain Business Relationships with the Company
3.27           Standard Sale, Lease and Performance Terms and Conditions
5.2            Negative Covenants
7.2(c)         Contracts or Agreements Requiring Consents or Waivers

                           STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT, dated as of April 30, 1999 (this "AGREEMENT"), by and among AIM Group, Inc., a Delaware corporation ("PARENT"); American Internet Media, Inc., a Delaware corporation ("BUYER") and a wholly-owned subsidiary of Parent; The Reddy Group, Inc., a Georgia corporation ("Reddy"); and Cereus Bandwidth, Limited Liability Company, a Georgia limited liability company ("CEREUS") and a wholly-owned subsidiary of Reddy; (Reddy and Cereus are collectively referred to herein as the COMPANY"); and K.P. Reddy, Peyton H. Park and Sarala Reddy, the sole stockholders of Reddy ("SOLE STOCKHOLDERS").

                             W I T N E S S E T H:

      WHEREAS, the Sole Stockholders are the sole owners of all the issued and outstanding shares (all of such shares being collectively referred to as the "SHARES") of the common stock, no par value per share, of Reddy (the "COMPANY COMMON STOCK") and whereas Cereus is a wholly-owned subsidiary of Reddy, and the Buyer desires to purchase (the "PURCHASE") the Shares from the Sole Stockholders, all upon the terms and subject to the conditions of this Agreement; and

      WHEREAS, Parent and the Company are made a party hereto for the purposes as set forth herein; and

      WHEREAS, certain capitalized terms used in this Agreement are defined in
Section 9.3.

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                                  ARTICLE I

                         SALE AND PURCHASE OF SHARES

      SECTION 1.1 SALE AND PURCHASE OF THE SHARES. On the Closing Date, Sole Stockholders agree to sell the Shares to Buyer and Buyer agrees to purchase the Shares, as set forth on SCHEDULE 1.1, from Sole Stockholders for the purchase price provided in Section 1.2(a), payable in accordance with Section 1.2, subject to adjustment in accordance with Section 1.2(c), and subject to the terms and conditions and based upon the representations and warranties contained herein.

      SECTION 1.2 PURCHASE PRICE, PAYMENT AND ADJUSTMENTS.

            (a) PURCHASE PRICE AND PAYMENT. Buyer agrees to pay to the Sole Stockholders a total of Two Million Dollars ($2,000,000.00) ("PURCHASE PRICE") for the Shares by delivery of: (i) One Million Dollars ($1,000,000.00) in cash payable by wire transfer or delivery of other immediately available funds at the Closing by the Buyer to the Sole Stockholders; and (ii) the issuance of One Million Dollars ($1,000,000.00) worth of common stock of Parent (the "AIM Common Stock"), or Three Hundred Thousand Three Hundred Thirty-Three (333,333) shares of AIM Common Stock, based upon a per share price of $3.00 per share, with such shares to be held in escrow and distributed to the Sole Stockholders on the following schedule: (1) fifty percent (50%) of the shares shall be distributed to the Sole Stockholders on the first anniversary of the Closing Date and (2) the remaining fifty percent (50%) of the shares shall be distributed to the Sole Stockholders on the second anniversary of the Closing Date, together with such other terms and conditions as set forth in the form of Escrow Agreement attached hereto as EXHIBIT A. The Purchase Price shall be subject to pre-Closing adjustments and post-Closing adjustments as set forth in Sections 1.2(c) below. The consideration for the covenant not to compete set forth in the Non-Compete Agreements attached hereto as EXHIBITS C-1, C-2 and C-3 shall equal Ten Dollars ($10.00) and other good and valuable consideration, and shall be payable at the Closing out of the cash portion of the Purchase Price.

            (b) PRE-CLOSING TRANSFERS. Notwithstanding anything contained herein to the contrary, prior to the Closing Date in accordance with Sections
6.2 and 6.3 hereof, the Company shall transfer, distribute and/or dispose of all of the following items (listed in detail on SCHEDULE 1.2(B) attached hereto) to the Sole Stockholders or to a third party at the direction of the Sole Stockholders, all with the effect that the following items shall not be owned by the Company, nor assumed by Buyer, at the Closing Date: (i) any notes or accounts receivable due to the Company from its officers, directors or the Sole Stockholders, or due from the Company to its officers, directors or the Sole Stockholders; (ii) any real property owned by the Company (and any fixtures located thereon) and any mortgages, deeds of trust or other indebtedness on or relating to such real property for which the Company is liable in any manner whatsoever; (iii) any automobiles or vehicles leased or owned by the Company that are used for personal purposes by the Sole Stockholders or any employee of the Company, and any leases or indebtedness on or relating to such automobiles or vehicles for which the Company are liable in any manner whatsoever; (iv) all life insurance policies owned by the Company or paid for by the Company; (v) all of the Company's Liabilities reflected on the Balance Sheet and any other Liabilities, other than those Liabilities consisting of trade accounts payable incurred in the Ordinary Course of Business ("ACCOUNTS PAYABLE") up to a maximum amount of __________ Dollars ($____), which Liabilities shall be assumed by the Sole Stockholders; and (vi) any cash in excess of (a) the amount necessary to fully cover all checks issued by the Company up to and through the Closing Date and (b) _____ Dollars ($____) for use by the Company as petty cash after the Closing. Any Taxes generated in connection with such transfers, distributions or disposals shall be borne solely by the Sole Stockholders or shall be reimbursed to Buyer by the Sole Stockholders. Furthermore, prior to the Closing Date, the Company shall fully pay all outstanding pension plan and profit sharing contributions due from the Company, and the Company shall terminate all such plans on or prior to the Closing Date.

            (c) PURCHASE PRICE ADJUSTMENT.

                  (i) Notwithstanding anything contained in this Agreement to the contrary, the Sole Stockholders guarantees that the Company's adjusted working capital measured as of the close of business on the Closing Date (the "ADJUSTED WORKING CAPITAL") shall be no less than Thirteen Thousand Dollars ($13,000.00). Adjusted Working Capital shall be the sum of Accounts Receivable, cash, prepaid expenses, deposits and fixed asset purchases, less accruals, customer deposits, deferred revenues, bank debt and Accounts Payable of the Company in the amounts and values set forth below in this Section 1.2(c)(i), but as adjusted as hereinafter provided in Section 1.2(c). Solely for the purpose of calculating the above-referenced minimum amount of Adjusted Working Capital, (1) the target value given to Accounts Receivable collected within 270 days is $36,000 and (2) the target value given to Accounts Payable is $33,000.

                  (ii) If, on the Closing Date, Adjusted Working Capital is less than the amount set forth in Section 1.2(c)(i) above, the Purchase Price payable pursuant to Section 1.2(a) shall be reduced by the amount of such deficiency ("PURCHASE PRICE ADJUSTMENT"). If the Purchase Price Adjustment is less than $20,000, the cash portion of the Purchase Price shall be reduced, and if the Purchase Price Adjustment equals or exceeds $20,000, the stock portion of the Purchase Price shall be reduced. The amounts to be determined under this Section 1.2(c)(ii) shall be based upon an estimated trial balance to be prepared by the Company and presented to the Buyer on or immediately prior to the Closing Date. This trial balance shall be attached hereto as
SCHEDULE 1.2(C)(II).

                  (iii) If, on the last day of the month in which the date that is nine (9) months after the Closing Date is contained (the "POST-CLOSING DATE ADJUSTMENT DATE"), Adjusted Working Capital measured as of the Closing Date is less than the amount set forth in Section 1.2(c)(i) above, the Purchase Price shall be reduced by the amount of such deficiency, less the amount of any adjustment to the Purchase Price made under Section 1.2(c)(ii) above. At the option of the Sole Stockholders, either (i) the Buyer shall be entitled to recover shares of AIM Common Stock then being held in escrow under the Escrow Agreement attached as EXHIBIT A in value equal to the amount of any such deficiency, with each such share of AIM Common Stock being valued at Three Dollars ($3.00) for such purpose; or (ii) the Sole Stockholders shall be solely, jointly and severally liable for any deficiency and shall reimburse the Buyer in cash for any such deficiency.

                  (iv) If, on the Post-Closing Adjustment Date, Adjusted Working Capital is greater than the amount set forth in Section 1.2(c)(i) above, the Buyer shall retain such excess.

                  (v) Solely for purposes of determining Adjusted Working Capital under Sections 1.2(c)(iii) and (iv) above, the amount of the Accounts Receivable component of Adjusted Working Capital shall be determined by comparing Accounts Receivable of the Company measured at the Closing Date and the amount of such Accounts Receivable actually collected by Buyer for the period beginning on the day following the Closing Date and ending on the Post-Closing Adjustment Date. If Buyer subsequently collects any Accounts Receivable that were uncollected as of the Post-Closing Adjustment Date, Buyer shall be entitled to retain any such collections.

                  (vi) The amounts to be determined under Sections 1.2(c)(iii), (iv) and (v) shall be based upon a final Balance Sheet dated as of the Closing Date. Buyer may choose to have such final Balance Sheet prepared by a nationally-recognized, independent certified public accounting firm selected by the Buyer. Buyer shall deliver the calculation and determination of the Purchase Price Adjustment to the Sole Stockholders within forty-five (45) days after the Post-Closing Adjustment Date. Such calculation shall be deemed conclusive and binding on the parties for purposes of computing the Purchase Price Adjustment unless the Sole Stockholders objects pursuant to the provisions of this Section 1.2(c)(vi). If the Sole Stockholders has any objections to the determination of the Purchase Price Adjustment under this Section 1.2(c)(vi), then he must deliver a detailed statement describing his objections to the Buyer within thirty (30) days after receiving the appropriate determination of the Purchase Price Adjustment and supporting calculations from the Buyer. The Buyer and the Sole Stockholders will use reasonable efforts to resolve any such objections themselves. Any dispute regarding the determination of the Purchase Price Adjustment shall be resolved in the manner set forth in Section 1.2(d) hereof. If the Sole Stockholders do not provide such written notice to Buyer within such 30-day period, then Buyer shall make the appropriate Purchase Price Adjustment in accordance with this Section 1.2(c) within ten (10) days after the date by which the Sole Stockholders were required to provide such written notice under this Section 1.2(c)(vi).

                  (vii) In the event the Purchase Price Adjustment results in a reduction of the number of shares of AIM Common Stock held in escrow to be released to the Sole Stockholders, the Buyer shall remove the subject shares, on a pro-rata basis, from escrow within thirty (30) days after the calculation and determination of the Purchase Price Adjustment becomes conclusive and binding on the parties as set forth in Section 1.2(c)(vi) or, in the event the Sole Stockholders object to the calculation and determination of the Purchase Price Adjustment, within thirty (30) days after those objections are finally resolved as set forth in Section 1.2(c)(vi) and/or Section 1.2(d).

            (d) DISPUTE RESOLUTION MECHANISM. If the parties do not obtain a final resolution of a dispute regarding the determination of the Purchase
Price Adjustment under Section 1.2(c) hereof within thirty (30) days after Buyer has received the statement of objections from the Sole Stockholders, the Buyer and the Sole Stockholders will select an accounting firm mutually acceptable to them to resolve any remaining objections. If Buyer and Sole Stockholders are unable to agree on the choice of an accounting firm, Buyer will select a nationally-recognized, independent certified public accounting firm. However, the Buyer may not choose any certified public accounting firm that it has used in the five (5) years immediately prior to the Closing Date. The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the parties. Buyer will revise the determination of the Purchase Price Adjustment, as the case may be and as appropriate, to reflect the resolution of any objections thereto.

                  (i) In the event the parties submit any unresolved objections with respect to the determination of the amount of the Purchase Price Adjustment to an accounting firm for resolution as provided herein, Buyer and Sole Stockholders will share responsibility for the fees and expenses of the accounting firm as follows:

                        (A) if the accounting firm agrees with Buyer's determination of the amount of the Purchase Price Adjustment (with the amount so determined by the Buyer referred to herein as the "BUYER'S VALUE"), Sole

Stockholders  will be  responsible  for all of the  fees and  expenses  of the
accounting   firm  incurred  in  connection   with  the   preparation  of  the
determination with which the accounting firm agrees;

                        (B)  if the  accounting  firm  agrees  with  the  Sole
Stockholders' determination of the amount of the Purchase Price Adjustment (with the amount so determined by the Sole Stockholders referred to herein as the "SOLE STOCKHOLDERS' VALUE"), Buyer will be responsible for all of the fees and expenses of the accounting firm incurred in connection with the preparation of the determination with which the accounting firm agrees; and

                        (C) if the accounting firm determines that the amount of the Purchase Price Adjustment (the "ACTUAL VALUE") is different from either the Buyer's Value or the Sole Stockholders' Value, the party whose determination is closest to the Actual Value will be responsible for that fraction of the fees and expenses of the accounting firm equal to (x) the difference between the closest party's determination and the Actual Value over
(y) the greater of the difference between (I) the Buyer's Value and the Sole Stockholders' Value and (II) the other party's determination (which is furthest from the Actual Value) and the Actual Value, and the other party will be responsible for the remainder of the fees and expenses.

                  (ii) Each party will make the work papers and back-up materials used in determining the Buyer's Value and Sole Stockholders' Value available to the other party and their accountants and other representatives at reasonable times and upon reasonable notice at any time during (I) the preparation of Buyer's Value or Sole Stockholders' Value, (II) the review by either party of the other party's determination of the Purchase Price Adjustment, and (III) the resolution by the parties of any objections thereto.


            (e) CANCELLATION OF TREASURY STOCK. Each share of Company Common Stock held in the treasury of the Company, if any, immediately prior to the Closing Date shall be canceled and extinguished and no payment shall be made with respect thereto.

      SECTION 1.3 DELIVERIES AT CLOSING; STOCK TRANSFER BOOKS.

            (a) At the Closing, (i) the Sole Stockholders shall deliver to the Buyer the various certificates, instruments, and documents referred to in Sections 7.1 and 7.2 hereof, (ii) the Buyer shall deliver to the Sole Stockholders the various certificates, instruments, and documents referred to in Sections 7.1 and 7.3 hereof, (iii) the Sole Stockholders shall deliver to the Buyer stock certificates representing all of the outstanding shares of the Company, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer shall deliver to the Sole Stockholders the consideration specified in Section 1.2(a) hereof, subject to adjustment as provided in Section 1.2(c).

            (b) On the date of this Agreement, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On and after the Closing Date, any certificates representing shares of Company Common Stock shall thereafter only represent the right to receive a pro rata portion of the Purchase Price and such certificates, upon presentation to Parent or Buyer, shall be converted into the Purchase Price consideration.

      SECTION 1.4 MERGER. Promptly after the purchase of Shares pursuant to this Agreement, the Company will be merged with and into the Buyer (the "MERGER"). Following consummation of the Merger, the Buyer will continue as the surviving corporation in the Merger and the Company will become a division of Buyer. The Buyer will take all appropriate actions to cancel the Company's stock certificates and notify all appropriate governmental agencies, including the Georgia Secretary of State, of said Merger.


                                  ARTICLE II

                            CLOSING; CLOSING DATE

      The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place through the delivery of executed documents and schedules at the offices of Buyer's attorneys, Freedman, Levy, Kroll & Simonds, Suite 825, 1050 Connecticut Avenue, N.W., Washington, D.C. 20036, on July 31, 1999, or at such other location and on such other date as the Buyer and the Sole Stockholders may mutually agree in writing; PROVIDED, HOWEVER, that the Closing shall take place no later than July 31, 1999 (the "CLOSING DATE"). There shall not be any requirement for any party to attend the Closing in Washington, D.C.


                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                            CONCERNING THE COMPANY

      Each of the Company and the Sole Stockholders hereby represent and warrant, jointly and severally, to Parent and Buyer as follows as of the date of this Agreement and as of the Closing Date:

      SECTION 3.1 ORGANIZATION AND QUALIFICATION. Reddy is a corporation and Cereus is a limited liability company, each duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with each having all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and each is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary. Reddy has no Subsidiaries, other than Cereus and Cereus has no Subsidiaries. The Company does not, directly or indirectly, own or control any investment or interest (whether in the form of debt or equity) in any other Person.

      SECTION 3.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. SCHEDULE 3.2 contains (i) a list of the officers and directors of Reddy and a list of the managers of Cereus, (ii) complete and correct copies of the Company's Certificate of Incorporation and By-Laws or equivalent organizational documents, in each case as amended or restated, as in effect as of the Closing Date, (iii) the minute books relating to all meetings of stockholders, membership interest holders, board of directors, managers and committees of the Company, as the case may be, (iv) stock certificate books, or other equivalent records, of the Company and (v) stock transfer books, or other equivalent records, of the Company. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws or equivalent organizational documents, in each case as amended or restated. In addition, the minute books (containing the record of meetings of the stockholders, membership interest holders, managers, the board of directors and any committees of the board of directors, as the case may be), the stock certificate books and the stock transfer books of the Company, or other equivalent records, are correct and complete.

      SECTION 3.3 CAPITALIZATION. The authorized capital stock of Reddy consists of One Million (1,000,000) shares of Company Common Stock, of which One Thousand (1,000) shares are issued and outstanding as of the date of this Agreement, and (a) all of which Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Company's Certificate of Incorporation or By-Laws or any agreement to which the Company is a party or bound, (b) Zero (0) shares of Company Common Stock were held in treasury of the Company and (c) all of the issued and outstanding shares of Company Common Stock are owned by and held in the name of the Sole Stockholders. Membership of Cereus consists of One
Hundred percent (100%) of membership interests, of which One Hundred percent (100%) of interests are issued and outstanding as of the date of this Agreement, and (a) all of which are duly authorized, validly issued, fully paid and non- assessable and not subject to preemptive rights created by statute, the Company's Certificate of Organization or Operating Agreement or any agreement to which the Company is a party or bound, (b) Zero percent (0%) of the membership interests were held in treasury of the Company and (c) all of the issued and outstanding membership interests are owned by and held in the name of Reddy. There are no bonds, debentures, notes or other indebtedness, issued or outstanding, having the right to vote on any matters on which the Company's stockholders or membership interest holders, as the case may be, may vote. There are no options, warrants, calls or other rights (including subscription rights or registration rights), agreements, proxies, voting rights agreements, voting trusts, arrangements or commitments of any character, presently outstanding, which (i) obligate the Company to issue, deliver or sell shares of its capital stock or membership interests, as the case may be, or debt securities, (ii) obligate the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement, arrangement or commitment, (iii) obligate the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or membership interests of Cereus, as the case may be, or (iv) relate to the issued or unissued capital stock or membership interests of, or other equity interests in, the Company.

      SECTION 3.4 AUTHORITY. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Sole Stockholders, Parent and Buyer, constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

      SECTION 3.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

            (a) Except as set forth in SCHEDULE 3.5, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not (i) conflict with or violate the Company's Certificate of Incorporation or By-Laws or equivalent organizational documents, in each case as amended or restated, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "LA ") and applicable to the Company or by which any of its properties is bound or subject to, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of an Encumbrance on, any of the properties or Assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties is bound or subject.

            (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require the Company to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign ("GOVERNMENTAL ENTITIES") based on Laws and other requirements of Governmental Entities.

      SECTION 3.6 PERMITS; COMPLIANCE. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), and there is no action, proceeding or investigation pending or threatened regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of (a) any Law applicable to the Company or which any of its properties is bound by or subject to or (b) any of the Company Permits. The Company has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

      SECTION 3.7 FINANCIAL STATEMENTS. SCHEDULE 3.7 contains true, correct and complete copies of the unaudited balance sheet of the Company as of
December 31, 1998 (the "BALANCE SHEET"), and the related statements of operations, statements of cash flows and statements of stockholders equity for the period then ended, and the notes and schedules thereto, together with the report thereon of Moore Stephens Frost (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements are attached hereto as SCHEDULE 3.7 and have been prepared from books and records of the Company on a basis consistent with preceding years and throughout the periods involved (except as otherwise noted therein). The Financial Statements fairly present the financial condition, results of operations and changes in cash flows of the Company at the dates thereof and for the periods indicated in the Financial Statements. No financial statement of any Person other than the Company is required by GAAP to be included in the Financial Statements.

      SECTION 3.8 NO UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE 3.8, the Company has no liabilities or other obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise ("LIABILITY" or "LIABILITIES"), and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a Liability, other than Liabilities fully reflected or reserved against on the face of the Balance Sheet as adjusted for Liabilities incurred in the Ordinary Course of Business since December 31, 1998 through the Closing Date.

      SECTION 3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1998, there has not been any adverse change in the business, financial condition, operations, results of operations or future prospects of the Company. Without limiting the generality of the foregoing, since that date and except as otherwise disclosed in SCHEDULE 3.9:

            (a) the Company has not sold, leased, transferred, or assigned any of its Assets, tangible or intangible, other than sales to its customers for fair consideration in the Ordinary Course of Business;

            (b) the Company has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) outside the Ordinary Course of Business;

            (c) no party (including the Company) has accelerated, terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) to which the Company is a party or by which the Company is bound;

            (d) the Company has not imposed, granted, allowed or consented to any Security Interest upon any of its Assets;

            (e) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than an aggregate of Five Thousand Dollars ($5,000.00), unless otherwise approved in writing by the Buyer, or outside the Ordinary Course of Business;

            (f) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or Assets of, any other Person (or series of related capital investments, loans, and acquisitions);

            (g) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

            (h) the Company has not delayed or postponed the payment of Accounts Payable, Accrued Expenses or other Liabilities outside the Ordinary Course of Business;

            (i) the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims);

            (j) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

            (k) there has been no change made or  authorized  in the Company's
Certificate  of   Incorporation   or  By-Laws  or  equivalent   organizational
documents, in each case as amended or restated prior to April 12,1999;

            (l) the Company has not issued, sold or otherwise disposed of any of its capital stock or membership interests, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock or membership interests;

            (m) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock or membership interests (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock or membership interests;

            (n) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its Assets;

            (o) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers and employees;

            (p) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

            (q) the Company has not granted any increase in the compensation of any of its directors, officers and employees;

            (r) the Company has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other Employee Benefit Plan);

            (s) the Company has not made any other change in employment terms for any of its directors, officers and employees outside the Ordinary Course of Business;

            (t) the Company has not made any political contribution or pledged to make any charitable contribution;

            (u) the Company has not done any act, or failed to do any act which it had a duty or obligation to perform, which has or could result in a breach of any obligation of the Company;

            (v) there has not been any other occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course of Business involving the Company; and

            (w) the Company has not committed to any of the foregoing.

      SECTION 3.10 ABSENCE OF LITIGATION. Except as set forth on SCHEDULE 3.10, (a) there is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against the Company or any properties or rights of the Company, and (b) the Company is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with or continuing investigation by, any court or Governmental Entity, or any judgment, order, writ, injunction, decree or award of any court, Governmental Entity or arbitrator. In respect of the matters relating to or arising in connection with the actions set forth in
SCHEDULE 3.10, to the best of the Knowledge of the Company and the Sole Stockholders there is no fact, event, condition, circumstance or other matter which either has, or is reasonably likely to have resulted in, an event or determination having a Company Material Adverse Effect. The Company has delivered to Parent or Buyer copies of all pleadings, correspondence and other documents relating to each matter disclosed in SCHEDULE 3.10.

      SECTION 3.11 BROKERS. Except as set forth on SCHEDULE 3.11, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a correct copy of all agreements between the Company and any broker, finder or investment adviser pursuant to which such firm or individual would be entitled to any payment relating to the Purchase. The Purchase Price shall be reduced to reflect the payment of such fees by the Company in the event any such fees are not paid by the Sole Stockholders or by the Company prior to the Closing Date.

      SECTION 3.12 TAX MATTERS.

            (a) The Company has filed all Tax Returns in a timely manner that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the Assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax or file any Tax Return.

            (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

            (c) There is no dispute or claim concerning any Liability for Taxes of the Company claimed or raised by any Governmental Entity. SCHEDULE 3.12(C) lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1993, and indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since December 31, 1993.

            (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (e) The Company has not filed any consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not made any payments, or is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreement. The Company (i) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and (ii) has no Liability for the Taxes of any Person (other than the Company) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor by contract, or otherwise.

            (f) SCHEDULE 3.12(F) sets forth the following information with respect to the Company as of the most recent practicable date: (A) the adjusted tax basis of the Company in its Assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company; and
(C) the amount of any inter-company items or any deferred gain or loss allocable to the Company with respect to any inter-company transaction.

            (g) SCHEDULE 3.12(G) sets forth the amount of all unpaid Taxes of the Company as of the Closing Date.

      SECTION 3.13 REAL PROPERTY.

            (a) SCHEDULE 3.13(A) lists and describes all real property owned by the Company. The Company represents and warrants that no Lien or Encumbrance exists with respect to any such property, except as fully described on SCHEDULE 3.13(A). The Company will not own any real property as of the Closing Date.

            (b) SCHEDULE 3.13(B) lists and describes briefly all real property leased or subleased to the Company. The Company has delivered to Buyer correct and complete copies of the leases and subleases listed in SCHEDULE 3.13(B). With respect to each lease and sublease listed in SCHEDULE 3.13(B):

                  (i) to the best Knowledge of the Company and the Sole Stockholders, the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

                  (ii) to the best Knowledge of the Company and the Sole Stockholders, the consummation of the Purchase and the subsequent merger of the Company with and into the Buyer will not affect the terms or enforceability of the lease or sublease;

                  (iii) to the best Knowledge of the Company and the Sole Stockholders, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (iv) to the best Knowledge of the Company and the Sole Stockholders, no party to the lease or sublease has repudiated any provision thereof;

                  (v) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

                  (vi) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

                  (vii) to the best Knowledge of the Company and the Sole Stockholders, all facilities leased or subleased thereunder have received all approvals of Governmental Entities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

                  (viii) all facilities leased or subleased thereunder are supplied with functional utilities and other services necessary for the normal and usual operation of said facilities.

      SECTION 3.14 INTELLECTUAL PROPERTY.

            (a) The Company owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the Company's business as presently conducted. Each item of Intellectual Property owned or used by the Company is owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing Date. The Company has taken all reasonably necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

            (b) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any third party. None of the Sole Stockholders, directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any oral or written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Company's Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

            (c) SCHEDULE 3.14(C) identifies each patent or trademark and copyright registration which has been issued to the Company or any Affiliate of the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company or any Affiliate of the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company or any Affiliate of the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date). SCHEDULE 3.14(C) also identifies each trade name or unregistered trademark used by the Company or any Affiliate of the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in SCHEDULE 3.14(C):

                  (i) the Company possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                  (ii) no royalty or other remuneration of any type is payable with respect to any such item of Intellectual Property;

                  (iii)  such  item  is  not   subject   to  any   outstanding
injunction, judgment, order, decree, ruling or charge;

                  (iv) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or threatened which challenges the legality, validity, enforceability, use or ownership of such item; and

                  (v) the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to such item.

            (d) SCHEDULE 3.14(D) identifies each item of Intellectual Property that any third party owns and that the Company or any Affiliate of the Company uses pursuant to license, sublicense, agreement or permission, other than shrink-wrap licenses for personal computer software. The Company has delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in SCHEDULE 3.14(D):

                  (i)  the  license,   sublicense,   agreement  or  permission
covering such item is legal, valid, binding, enforceable and in full force and effect;

                  (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date;

                  (iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                  (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof;

                  (v) no royalty or other remuneration of any type is payable with respect to any such item of Intellectual Property;

                  (vi) with respect to each sublicense, the representations and warranties set forth in items (i) through (iv) above are true and correct with respect to the underlying license;

                  (vii) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                  (viii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

                  (ix) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

            (e) Neither the Sole Stockholders nor any of the directors and officers (nor any employees with responsibility for Intellectual Property matters) of the Company have any Knowledge of any new products, inventions, procedures or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Company.

      SECTION 3.15 TANGIBLE ASSETS. SCHEDULE 3.15 lists all the tangible Assets of the Company. Except as set forth on SCHEDULE 3.15, the Company owns and has good and marketable title to all the tangible property and Assets necessary for the conduct of its business as presently conducted and as proposed to be conducted, including, but not limited to, those Assets listed on SCHEDULE 3.15. The Company has no Knowledge of any defects in any of the tangible Assets in accordance with normal industry practice, and the tangible Assets are in good operating condition and repair. There are no Security Interests on any of the Assets of the Company.

      SECTION 3.16 INVENTORY. SCHEDULE 3.16 lists all the inventory ("Inventory") of the Company as of April 15, 1999. The Inventory of the Company consists of raw materials and supplies, manufactured and purchased parts, goods/work-in-process and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged or defective, subject only to the reserve for inventory write-down set forth on the face of the Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. There are no Security Interests on any of the Inventory of the Company.

      SECTION 3.17 CONTRACTS. SCHEDULE 3.17 lists the following Contracts and other agreements to which the Company is a party as of the date hereof:

            (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments of any amount or for a term of more than one (1) year;

            (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services of any amount or which has a term of any duration;

            (c) any partnership or joint venture agreement;

            (d) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in any amount, or under which it has imposed a Security Interest on any of its Assets, tangible or intangible;

            (e) any agreement concerning confidentiality or non-competition;

            (f) any agreement with the Sole Stockholders or Affiliates of the Sole Stockholders;

            (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other material plan or arrangement (including any Employee Benefit Plan) for the benefit of its current or former directors, officers and employees;

            (h) any collective bargaining agreement;

            (i) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis;

            (j) any agreement under which the consequences of a default or termination could have a Company Material Adverse Effect; or

            (k) any other agreement (or group of related agreements) the performance of which involves consideration in excess of Ten Thousand Dollars ($10,000.00).

      The Company has delivered to Buyer a correct and complete copy of each written agreement listed in SCHEDULE 3.17 and attached a written summary setting forth the terms and conditions of each oral agreement referred to in
SCHEDULE 3.17. With respect to each such agreement, to the best knowledge of the Company and the Sole Stockholders: (i) such agreement is legal, valid, binding, enforceable and in full force and effect; (ii) such agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under such agreement; and
(iv) no party has repudiated any provision of such agreement.

      SECTION 3.18 NOTES RECEIVABLE AND ACCOUNTS RECEIVABLE. All notes receivable and accounts receivable, other than those accounts receivable transferred to the Sole Stockholders prior to Closing, as listed on SCHEDULE 1.2(B)(I) (collectively, "ACCOUNTS RECEIVABLE"), of the Company are reflected properly on its books and records and, to the best Knowledge of the Company, are valid receivables subject to no setoffs or counterclaims, are current and collectible and will be collected in accordance with their terms at their recorded amounts. On the Closing Date, there are no Accounts Receivable due from the Sole Stockholders or any of the Company's officers or directors.

      SECTION 3.19 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company. SCHEDULE 3.19 sets forth the power of attorney authorizing K.P. Reddy to execute any and all documents in connection with this Agreement on behalf of Sarala Reddy.

      SECTION 3.20 INSURANCE. SCHEDULE 3.20 sets forth the following information with respect to each current insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage:

            (a) the name, address, and telephone number of the agent;

            (b) the name of the insurer, the name of the policyholder and the name of each covered insured;

            (c) the policy number, the period of coverage and the amount of the annual premiums payable;

            (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

            (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy and to the best Knowledge of the Company and the Sole Stockholders: (i) such policy is legal, valid, binding, enforceable and in full force and effect; (ii) such policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;
(iii) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under such policy; and (iv) no party to the policy has repudiated any provision thereof. The Company has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period. SCHEDULE 3.20 also describes any self-insurance arrangements affecting the Company.

      SECTION 3.21 EMPLOYEES. SCHEDULE 3.21 sets forth a true and complete list of all employees of the Company, their respective positions, locations, salaries or hourly wages and severance arrangements, each as of the date hereof and as of the Closing Date. To the Knowledge of the Sole Stockholders and the directors and officers (and employees with responsibility for employment matters) of the Company, no executive, key employee or group of employees has any plans to terminate employment with the Company. Except as set forth in SCHEDULE 3.21, each employee of the Company is employed on an "at will" basis and has no right to any material compensation following termination of employment. Each employee of the Company has executed a proprietary information and inventions agreement in the form provided to counsel for Parent and Buyer. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. To the best Knowledge of the Company and the Sole Stockholders, the Company has not committed any unfair labor practice. There is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

      SECTION 3.22 EMPLOYEE BENEFITS.

            (a) Except as set forth on SCHEDULE 3.22, with respect to all employees, former employees, directors and independent contractors of the Company and their dependents and beneficiaries, neither the Company nor any ERISA Affiliate presently maintains, contributes to or has any Liability under or with respect to any Employee Benefit Plan. The plans, programs and arrangements set forth on SCHEDULE 3.22 are herein referred to as the "COMPANY EMPLOYEE BENEFIT PLANS." Each Company Employee Benefit Plan (and each related trust, insurance contract or other funding arrangement) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, other applicable Laws and governing documents and agreements. With respect to each Company Employee Benefit Plan, there has been no act or omission by the Company or any ERISA Affiliate that would impair the right or ability of the Company or any ERISA Affiliate to unilaterally amend in whole or part or terminate such Company Employee Benefit Plan at any time, subject to the terms of any insurance contract or other contractual arrangements with third parties, and the Company has delivered to Buyer true and complete copies of: (i) the plan documents, including any related trust agreements, insurance contracts or other funding arrangements, or a written summary of the terms and conditions of the plan if there is no written plan document; (ii) the most recent IRS Form 5500; (iii) the most recent financial statement and, if applicable, actuarial valuation; (iv) all correspondence with the Internal Revenue Service, the Department of Labor and other governmental agencies with respect to the past three (3) plan years other than IRS Form 5500 filings; and
(v) the most recent summary plan description.

            (b) Neither the Company nor any of its directors, officers or employees has any Liability with respect to any Company Employee Benefit Plan for failure to comply with ERISA, the Code, any other applicable Laws or any governing documents or agreements.

            (c) No Company Employee Benefit Plan is an Employee Pension Benefit Plan, and no Company Employee Benefit Plan has any unfunded Liability. With respect to the Company Employee Benefit Plans, all applicable contributions and premium payments for all periods ending prior to the Closing Date (including periods from the first day of the then current plan year to the Closing Date) shall be made prior to the Closing Date in accordance with past practice.

            (d) Neither the Company nor any ERISA Affiliate maintains, maintained, contributes to, or has any Liability (including, but not limited to, current or potential withdrawal Liability) with respect to any Multiemployer Plan or Employee Pension Benefit Plan.

            (e) With respect to all employees and former employees of the Company, neither the Company nor any ERISA Affiliate presently maintains, contributes to or has any Liability under any funded or unfunded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or state continuation coverage laws. There has been no act or acts which would result in a disallowance of a deduction or the imposition of a tax pursuant to Section 4980B, or any predecessor provision, of the Code or any related regulations. No event has occurred with respect to which the Company or any Affiliates could be liable for a material Tax imposed by any of Sections 4972, 4976, 4977, 4979 or 4980 of the Code, or for a material civil penalty under Section 502(c) of ERISA.

            (f) There is no pending, or to the Knowledge of the Company, threatened legal action, proceeding, audit, examination or investigation against or involving any Company Employee Benefit Plan maintained by the Company or any ERISA Affiliate (other than routine claims for benefits). To the Knowledge of the Company, there is no basis for, and there are no facts which could give rise to, any such condition, legal action, proceeding or investigation. Any bonding required with respect to any Company Employee Benefit Plans in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

      SECTION 3.23 GUARANTIES. The Company is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

      SECTION 3.24 ENVIRONMENT, HEALTH AND SAFETY.

            (a) Except as set forth on SCHEDULE 3.24, the Company has complied with all Environmental, Health and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against the Company alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health and Safety Laws. The Company has provided Buyer with correct and complete copies of all reports and studies within the possession or control of the Company or the Sole Stockholders with respect to past or present environmental conditions or events at any real property presently or previously owned or leased by the Company.

            (b) Except as set forth on SCHEDULE 3.24, the Company has no Liability (and the Company has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health and Safety Law.

            (c) Except as set forth on SCHEDULE 3.24, all properties owned (previously or currently) or leased and equipment used in the business of the Company, and its predecessors and Affiliates, have been free of asbestos, PCB's, underground storage tanks, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans, polychlorinated biphenyls, landfills, surface impoundments, disposal areas and Extremely Hazardous Substances.

      SECTION 3.25 CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. Except as described in SCHEDULE 3.25, neither the Sole Stockholders nor any Affiliates of the Sole Stockholders have been involved in any business arrangement or relationship with the Company within the past twelve (12) months (other than employment by the Company), and neither the Sole Stockholders nor any Affiliates of the Sole Stockholders own any Asset which is used in the business of the Company.

      SECTION 3.26 DELIVERY OF INFORMATION. The Sole Stockholders acknowledge the receipt and review by the Sole Stockholders of the most recent filings made by Parent with the SEC under the Securities Act and the Exchange Act.

      SECTION 3.27 PRODUCT AND SERVICE WARRANTIES. To the best Knowledge of the Company and the Sole Stockholders, each product sold, leased or delivered, and each service performed, by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) for the replacement or repair of any product, the substandard performance of any service, or other damages in connection with the product sold or services provided by the Company, subject only to the reserve for product and service warranty claims set forth on the face of the Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product sold, leased or delivered, or service performed, by the Company is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, lease or performance. SCHEDULE 3.27 includes copies of the standard terms and conditions of sale, lease or performance for the Company (containing applicable guaranty, warranty and indemnity provisions).

      SECTION 3.28 PRODUCT AND SERVICE LIABILITY. To the best Knowledge of the Company and the Sole Stockholders, the Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any Liability) arising out of any injury or damages (whether actual or alleged) to any Person or its property or its business operations or prospects as a result of the ownership, possession or use of (i) any product sold, leased or delivered by the Company or (ii) any service performed by the Company.

      SECTION 3.29 CERTAIN BUSINESS PRACTICES. Neither the Company nor any director, manager, officer, stockholder, membership interest holder, agent or employee of the Company has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

      SECTION 3.30 DISCLOSURE. No representation or warranty made by the Company or the Sole Stockholders, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by the Company or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

      SECTION 3.31 LIMITATION ON REPRESENTATIONS AND WARRANTIES. Neither the Company nor the Sole Stockholders make any representation or warranty to the Buyer or Parent regarding the probable success or profitability of the Company after the Closing Date.


                                 ARTICLE IIIA

              REPRESENTATIONS AND WARRANTIES OF SOLE STOCKHOLDER

      Sole Stockholders hereby represent and warrant to Parent and Buyer as follows:

      SECTION 3.1A AUTHORIZATION OF TRANSACTION. The Sole Stockholders have full power and authority to execute and deliver this Agreement and to perform all obligations hereunder and thereunder required to be performed by the Sole Stockholders. This Agreement constitutes the valid and legally binding obligation of the Sole Stockholders, enforceable in accordance with its terms and conditions. Each Sole Stockholder is a natural person over 21 years of age. None of the Sole Stockholders have had a legal representative appointed by a court of law or otherwise to act in behalf of the Sole Stockholders or with respect to any property of the Sole Stockholders. The Sole Stockholders are not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity in order to consummate the transactions contemplated by this Agreement.

      SECTION 3.2A NON-CONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby and thereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, Governmental Entity, or court to which the Sole Stockholders are subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Sole Stockholders are a party, by which the Sole Stockholders are bound or to which any Assets of the Sole Stockholders are subject.

      SECTION 3.3A BROKERS' FEES. Except as set forth on SCHEDULE 3.11, Sole Stockholders has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      SECTION 3.4A COMPANY SHARES. Sole Stockholders hold of record and own beneficially all the outstanding shares of Company Common Stock, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Encumbrances, Security Interests, options, warrants, purchase rights, contracts, commitments and/or other rights whatsoever. Sole Stockholders are not parties to any option, warrant, purchase right or other contract or commitment whatsoever that could require the Sole Stockholders to sell, transfer or otherwise dispose of any capital stock of the Company (other than this Agreement). Sole Stockholders are not parties to any voting trust, proxy, voting rights agreement or other agreement or understanding with respect to the voting of any capital stock of the Company.

      SECTION 3.5A ACCREDITED INVESTOR. Sole Stockholders are "accredited investors" as that term is defined in Regulation D of the Securities Act and are sufficiently knowledgeable and experienced in financial and business matters that they are capable of evaluating the merits and risks of the transactions contemplated by this Agreement and making an informed business decision.

      SECTION 3.6A INVESTMENT REPRESENTATIONS. With respect to the AIM Common Stock being issued to the Sole Stockholders as part of the Purchase Price pursuant to the Escrow Agreement attached as EXHIBIT A, the Sole Stockholders represent and warrant to the Buyer and Parent as follows:

            (i) EXPERIENCE. The Sole Stockholders are capable of evaluating the merits and risks of this investment, have the capacity to protect their own respective interests, and have the financial ability to bear the economic risks of the investment.

            (ii)  INVESTMENT.  The Sole  Stockholders  are  acquiring  the AIM
Common Stock for investment for their own account and not as nominees or agents, and not with a view to, or for resale in connection with, any distribution thereof. The Sole Stockholders understand that the AIM Common
Stock to be delivered has not been and may not be registered under the Securities Act of 1933 (the "Securities Act") by reason of an exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of their representations as contained herein. The Sole Stockholders are domiciled in the State of Georgia.

            (iii) HOLDING PERIOD.  The Sole Stockholders  acknowledge that the
AIM Common Stock may not be sold in the absence of an effective registration statement under the Securities Act or unless an exemption from such registration is available.

            (iv) ACCESS TO INFORMATION. The Sole Stockholders have had an unlimited opportunity to discuss Parent's business, management and financial affairs with its management and the opportunity to review in detail Parent's publicly available information related to the Sole Stockholders' investment in Parent. The Sole Stockholders' questions pertaining to Parent were answered fully and to the Sole Stockholders' satisfaction.

            (v) SECURITIES ADMINISTRATORS. The Sole Stockholders understand that no securities administrator of any state has made any finding or determination relating to the fairness of the investment and that no securities administrator of any state has or will recommend or endorse the purchase of the AIM Common Stock.

            (vi) TRANSFER AND LEGEND. The AIM Common Stock shall not be sold, pledged, hypothecated or otherwise transferred unless it is registered under the Securities Act and applicable state securities laws or is exempt therefrom. The Sole Stockholders acknowledge that the certificate representing the AIM Common Stock shall be endorsed with a legend which provides substantially as follows:

            The securities evidenced hereby have not been registered under the Securities Act of 1933, or the laws of any other jurisdiction, and may not be sold, transferred, assigned, pledged or otherwise distributed unless there is an effective registration statement under such Act and applicable securities laws covering such securities or AIM Group, Inc. receives an opinion of counsel for the holder of the securities (concurred in by counsel for AIM Group, Inc.) stating that such sale, transfer, assignment, pledge or distribution is exempt from the registration and prospectus delivery requirements of such Act and applicable securities laws.


                                  ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

      Parent and Buyer hereby represent and warrant, jointly and severally, to the Company and the Sole Stockholders that:


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

      SECTION 4.1 ORGANIZATION AND QUALIFICATION. Each of Parent and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and each of Parent and Buyer is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

      SECTION 4.2 AUTHORITY. Each of Parent and Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceeding on the part of Parent or Buyer is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Buyer and, assuming the due authorization, execution and delivery thereof by the Sole Stockholders and the Company, constitutes the legal, valid and binding obligations of Parent and Buyer enforceable in accordance with its terms.

      SECTION 4.3 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

            (a) The  execution  and  delivery of this  Agreement by Parent and
Buyer do not, and the performance of this Agreement by Parent and Buyer will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Parent or Buyer, (ii) conflict with or violate any Laws in effect as of the date of this Agreement applicable to Parent or Buyer or by which any of their respective properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on, any of the properties or Assets of Parent or Buyer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Buyer is a party or by which Parent or Buyer or any of their respective properties is bound by or subject to, except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or Liens or Encumbrances that would not have a Parent Material Adverse Effect.

            (b) The execution and delivery of this Agreement by Parent and Buyer do not, and the performance of this Agreement by Parent and Buyer will not, require Parent or Buyer to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities, except (i) for applicable requirements, if any, of the Securities Act and the Exchange Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent Parent or Buyer from performing its obligations under this Agreement.

      SECTION 4.4 LIMITATION ON REPRESENTATIONS AND WARRANTIES.

            (a) Neither Parent nor Buyer makes any other representation or warranty to the Company or the Sole Stockholders, or any of the Company's or the Sole Stockholders' employees, agents, consultants or representatives except as expressly provided in this Agreement.

            (b) Neither Parent nor Buyer make any representation or warranty to the Company or the Sole Stockholders regarding the probable success or profitability of Buyer or Parent.

      SECTION 4.5 REPORTS; FINANCIAL STATEMENTS.

            (a) Parent is current in all forms, reports, statements and other documents required to be filed with the SEC (collectively, the "PARENT SEC REPORTS"). The Parent SEC Reports, including all Parent SEC Reports filed after the date of this Agreement and prior to the Closing Date, were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            (b) Each of the financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports filed prior to, on or after the date of this Agreement (i) have been or will be prepared in accordance with, and complied or will comply as to form with, the published rules and regulations of the SEC and GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and (ii) fairly present or will fairly present the financial position of Parent as of the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments.

      SECTION 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as and to the extent disclosed in the Parent SEC Reports filed prior to the date of this Agreement or as contemplated in this Agreement, since the end of the calendar period for which Parent filed its most recent Parent SEC Report, there has not been (a) a Parent Material Adverse Effect or (b) any significant change by Parent in its accounting methods, principles or practices.

      SECTION 4.7 OWNERSHIP OF BUYER. All of the outstanding capital stock of Buyer is owned directly by Parent.

      SECTION 4.8 BROKERS. Parent and Buyer have engaged a broker in connection with this and other transactions. To the extent there is any fee for the services of the broker retained by Parent and Buyer in connection with the transactions contemplated by this Agreement, Parent and Buyer shall be solely responsible for any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.


                                   ARTICLE V

                                   COVENANTS

      SECTION 5.1 AFFIRMATIVE COVENANTS OF THE COMPANY. The Company hereby covenants and agrees that, prior to the Closing Date, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, the Company will: (a) operate only in the Ordinary Course of Business; and (b) use its best efforts to (1) preserve and/or maintain, in all material respects and consistent with past custom and practice, its business and properties, including its present operations, physical facilities, working conditions and relationships with its present employees and Persons having significant business relations with it, including, without limitation, suppliers and customers, (2) maintain and keep its properties and Assets in as good repair and condition as at present, ordinary wear and tear excepted, (3) keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained, and (4) at the request of Parent or Buyer, obtain pre-clearance certificates and file such instruments and documents as are necessary to permit Buyer to merge the Company with and into the Buyer on the Closing Date or immediately following the Closing Date.

      SECTION 5.2 NEGATIVE COVENANTS OF THE COMPANY. Except as expressly contemplated by this Agreement or as previously disclosed to Buyer or Parent in writing on SCHEDULE 5.2, or otherwise consented to in writing by Buyer or Parent, from the date of this Agreement until the Closing Date, the Company shall not, directly or indirectly through any Affiliate or otherwise (and the Sole Stockholders shall not and shall not cause the Company to), and shall not permit any Affiliate to directly or indirectly, do any of the following:

            (a) (i) increase the compensation payable to, or to become payable to, any employee, director or executive officer; (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee; (iii) establish, adopt, enter into, amend, modify or terminate any Employee Benefit Plan or arrangement except as may be required by applicable Law; or (iv) hire any person other than persons to replace existing employees who cease to be employed with the Company prior to the Closing, with such replacement persons being hired at the same total cost and salary as the former whom they are replacing;

            (b) declare or pay any dividend on or make any other distribution in respect of, outstanding shares of its capital stock or membership interests, as the case may be;

            (c) (i) redeem, purchase or otherwise acquire any shares of its capital stock or membership interests, as the case may be, or any securities or obligations convertible into or exchangeable for any shares of its capital stock or membership interests, as the case may be, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or membership interests, as the case may be, or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or membership interests, as the case may be, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or membership interests, as the case may be;

            (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Security Interests, Liens, claims, pledges, limitations in voting rights, charges or other Encumbrances) of, any shares of any class of its capital stock or membership interests (including shares or membership interests held in treasury), any securities convertible into or exercisable or exchangeable for any other shares or membership interests, or any rights, warrants or options to acquire, any such shares or membership interests; and (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

            (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in, all or a portion of the Assets of, or by any other manner, any corporation, partnership, association or other business, organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other Person (other than the purchase of Assets from suppliers or vendors in the Ordinary Course of Business) which are material, individually or in the aggregate, to the Company;

            (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material Assets;

            (g) propose or adopt any amendments to its Certificate of Incorporation or its By-Laws or equivalent organizational documents;

            (h) (i) change any of its methods of accounting in effect on the date of the Balance Sheet, or (ii) make or rescind any material election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income Tax Return for the taxable year ended December 31, 1998, except, in the case of clause (i) or clause (ii), as may be required by Law or GAAP;

            (i) enter into any Contract outside the Ordinary Course of Business;

            (j) create, or permit the creation of, any Lien upon any Assets outside the Ordinary Course of Business;

            (k) enter into any employment Contract or collective bargaining agreement, or modify the terms of any existing such Contract or agreement;

            (l) sell, lease, transfer or assign any Assets;

            (m) make any capital expenditures other than in the Ordinary Course of Business, or make any capital expenditures which in the aggregate exceed Five Thousand Dollars ($5,000.00), unless the Company has received the prior written consent of the Buyer;

            (n)  amend  or  renew,  or  enter  into  any  Contract   involving
operations outside of the United States; or

            (o) take or agree to take any action that would or is reasonably likely to result in any representations and warranties of the Company or the Sole Stockholders set forth in this Agreement being untrue or in any of the conditions to the Purchase not being satisfied.

      SECTION 5.3 NEGATIVE COVENANTS OF PARENT AND BUYER. Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company, from the date of this Agreement until the Closing Date, Parent and Buyer will not take or agree to take any action that would or is reasonably likely to result in any representations and warranties of Parent or Buyer set forth in this Agreement being untrue or in any of the conditions to the Purchase not being satisfied

      SECTION 5.4 ACCESS AND INFORMATION. The Company shall (i) provide Parent, Buyer and their officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (collectively, the "PARENT REPRESENTATIVES"), with full access, upon reasonable prior notice, to all officers, employees and accountants of the Company and to their assets, properties, Contracts, books, records and all such other information and data concerning the business and operations of the Company as Parent, Buyer or any of the Parent Representatives reasonably may request in connection with such investigation. Such investigation will involve, among other things, Parent's or Buyer's review and confirmation of the Company's Financial Statements, the legal review of the Company's Contracts and leases, the review of the Company's patient, client and referral lists and reference checks of the Company. Parent will provide the Sole Stockholders with all information reasonably requested by the Sole Stockholders to enable the Sole Stockholders to evaluate the merits of the Purchase.


                                  ARTICLE VI

                            ADDITIONAL AGREEMENTS

      SECTION 6.1 APPROPRIATE ACTION; CONSENTS; FILINGS.

            (a) The Company, Parent and Buyer shall each use its best efforts to: (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent, Buyer or the Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Purchase; (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the liquidation of the Company into the Buyer as of the Closing Date or immediately following the Closing Date required under the federal securities laws and the rules and regulations thereunder, if any, and any other applicable federal or state securities laws, and (B) any other applicable Law; provided that Parent, Buyer and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. The Company, Parent and Buyer shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

            (b) (i) Each of the Company, Parent and Buyer shall give any notices to third parties, and use its best efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the schedules contained herein, (C) otherwise required under any Contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated herein or (D) required to prevent a Company Material Adverse Effect from occurring prior to or after the Closing Date or a Parent Material Adverse Effect from occurring prior to or after the Closing Date.

                  (ii) In the event that any party shall fail to obtain any third party consent described in subsection (b) (i) above, such party shall use its best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Company, Parent and Buyer and their respective businesses resulting, or which could reasonably be expected to result after the Closing Date, from the failure to obtain such consent.

      SECTION 6.2 TRANSFER OF COMPANY LIABILITIES PRIOR TO THE CLOSING DATE. The Company and the Sole Stockholders shall do all acts necessary to transfer, distribute and/or dispose of all long-term Liabilities of the Company reflected on the Balance Sheet and any long-term Liabilities arising after the date of the Balance Sheet up to and through the Closing Date (other than those Liabilities reflected on Schedule 3.8) to the Sole Stockholders, and the Sole Stockholders shall assume such Liabilities all with the effect that such Liabilities shall not be owned by the Company, nor assumed by Buyer, at the

Closing  Date.  Any  Taxes   generated  in  connection  with  such  transfers,
distributions or disposals shall be borne by the Sole Stockholders or shall be reimbursed to the Buyer by the Sole Stockholders.

      SECTION 6.3 PAYMENT BY COMPANY OF CERTAIN OUTSTANDING OBLIGATIONS PRIOR TO THE CLOSING DATE. Prior to the Closing Date, the Company and the Sole Stockholders shall do all acts necessary to cause the Company to fully pay all outstanding pension plan and profit sharing contributions due from the Company, if any, and the Company shall terminate all such plans on or prior to the Closing Date.

      SECTION 6.4 EMPLOYMENT AND NON-COMPETITION AGREEMENTS. Prior to the Closing Date, the Sole Stockholders shall do all acts necessary (i) to cause the Sole Stockholders and all employees of the Company designated by Parent or the Buyer to execute the form of Employment and Non-Competition Agreements attached hereto as EXHIBITS B-1 and B-2 and to deliver all such fully-executed Employment and Non-Competition Agreements to Parent and Buyer prior to the Closing Date; and (ii) to cause the Sole Stockholders to also execute the Non-Competition Agreements attached hereto as EXHIBITS C-1, C-2 and C-3, and deliver such fully-executed Non-Competition Agreements to Parent and Buyer prior to the Closing Date.

      SECTION 6.5 LANDLORD APPROVALS. Prior to the Closing Date, the Company and the Sole Stockholders shall do all acts necessary to cause the landlord with respect to the following leased location to issue its written consent, if necessary, to the change in the tenant from the Company to the Buyer without any charge or cost and without any material change in the terms of the applicable lease or other arrangement previously existing between such party and the Company or the Sole Stockholders, with such transferred lease and landlord approval to such transfer being attached hereto as EXHIBIT F: 1655 Peachtree Street, N.E., Suite 925, Atlanta, Georgia 30309.

      SECTION 6.6 CONTRACT ASSIGNMENTS/NOVATIONS. Prior to the Closing Date or such reasonable time after the Closing Date as may be required, the Company and Sole Stockholders agree to use their best efforts do all acts reasonably necessary to cause all parties to all material contracts with the Company to issue their written consent, if necessary, to the assignment and novation of all such contracts from the Company to the Buyer without any charge or cost and without any material change in the terms of the applicable contract or other arrangement previously existing between such party and the Company or Sole Stockholders, with such consents to be set forth on Schedule 7.2(c) hereto.

      SECTION 6.7 BEST EFFORTS. The parties hereto shall use their best efforts to consummate the Purchase and the other transactions contemplated hereby as promptly as practicable.

      SECTION 6.8 PUBLIC ANNOUNCEMENTS. The parties hereto agree that only Parent may make any public announcement of the existence of this Agreement and/or the transactions contemplated hereby, including but not limited to the Purchase.

      SECTION 6.9 INSURANCE. The Sole Stockholders represent and warrant that the Company currently has an occurrence based insurance policy which has been in effect throughout the duration of the business. Any claims based on events occuring prior to Closing shall be covered by this insurance policy, which provides no less than One Million Dollars ($1,000,000.00) of insurance coverage per occurrence and Two Million Dollars ($2,000,000.00) of insurance coverage in the aggregate

      SECTION 6.10 NO COMPETING TRANSACTIONS. The Sole Stockholders and/or the Company shall not have engaged in any Competing Transaction since the execution of any letter of intent or memorandum of understanding relating to the transactions contemplated by this Agreement or from and after the date on which the first draft of this Agreement was delivered to counsel for the Company, whichever is earlier. The Company the Sole Stockholders agree that they shall not, individually or in the aggregate, engage in or conduct any discussions relating to any Competing Transaction.

      SECTION 6.11 TAX TREATMENT. The parties to this Agreement agree that they will treat the Purchase as a purchase of the Sole Stockholders' Shares for federal and state income tax purposes and that they will not make any election, take any position or take any action on any Tax Return or otherwise that would cause the Purchase to be treated as a sale of Assets by the Company to the Buyer or in any manner that is inconsistent with this Section 6.11.

      SECTION 6.12 ADDITIONAL TAX MATTERS.

            (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE.

                  (i) Sole Stockholders shall prepare or cause to be prepared and file or cause to be filed, at Sole Stockholders' cost and expense, all Tax Returns for the Company (including, without limitation, the Company's final federal Form 1120, U.S. Income Tax Return, or final federal Form 1120S, U.S. Income Tax Return for an S Corporation, as the case may be, and any related state income Tax Return) for all periods ending on or prior to the Closing Date which are filed after the Closing Date, including but not limited to the preparation and filing of the final Tax Returns for the Company for the fiscal year or portion thereof in which the Closing occurs ("FINAL TAX RETURN") on or before the fifteenth (15th) day of the third month, or the fifteenth (15th) day of the fourth (4th) month for an S Corporation, after Closing and deliver or cause to be delivered on that same date the Final Tax Return and financial statements for the time period covered by the Final Tax Return, as well as the Tax Return for the full year immediately preceding the period covered by the Final Tax Return and financial statements for that immediately preceding full year, to the following person: Leigh Zoloto, AIM Group, Inc., P.O. Box 270, Highway 208, Jones Mill, Arkansas 72105. The Sole Stockholders shall permit Buyer to review and comment on each such Tax Return (including but not limited to the Final Tax Return) described in the preceding sentence prior to filing . To the extent required by applicable law, the Sole Stockholders shall include any income, gain, loss, deduction or other tax items for such periods on the Sole Stockholders' Tax Return(s) in a manner consistent with the Schedule K-1(s) relating to such income Tax Return(s) for such periods. The Sole

Stockholders shall be solely liable for, shall pay and shall indemnify Buyer from, any Taxes of the Company with respect to such periods.

                  (ii) The Buyer shall prepare or cause to be prepared and file or cause to be filed, at Buyer's cost and expense, any Tax Returns for the Company for all periods beginning on or after the Closing Date, including, without limitation, the final income Tax Returns, if any, of the Company that may be required to be filed after the Closing but prior to the merger or liquidation of the Company into the Buyer.

            (b) COOPERATION ON TAX MATTERS.

                  (i) Buyer, the Company and the Sole Stockholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 6.12 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Sole Stockholders agree to provide Buyer upon Closing with all books and records with respect to Tax matters pertinent to the Company relating to any taxable period before Closing (including any extensions thereof) as to which the statute of limitations has not expired and warrant that no such books and records have been transferred, destroyed or discarded and that the Company and the Sole Stockholders have abided by all record retention agreements, if any, entered into with any taxing authority.

                  (ii) Buyer and the Sole Stockholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

      SECTION 6.13 USE OF REDDY'S NAME. The parties hereto agree that following the Closing, Buyer shall take all steps to change the name of Reddy to remove the surname of two of the Sole Stockholders and to allow the Sole Stockholders to continue to use the name "The Reddy Group, Inc." for whatever purposes they choose so long as such purpose does not violate the non-competition agreements attached hereto as EXHIBITS C-1, C-2 and C-3.

      SECTION 6.14 REGISTRATION RIGHTS AGREEMENT. Parent and the Sole Stockholders shall enter into a registration rights agreement substantially in the form attached hereto as EXHIBIT G (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Sole Stockholders will receive certain rights to register their shares of AIM Common Stock in accordance with the terms of such agreement.

      SECTION 6.15 AGREEMENTS REGARDING GLOBAL TECHNOLOGY MARKETING INTERNATIONAL. The parties hereto agree that Parent and Buyer shall not attempt to collect any monies from Global Technology Marketing International,

L.L.C. ("GLOBAL") based on the Company's prior relationship with Global and the Company shall write off any and all Accounts Receivable with respect to Global so that, as of the Closing, there shall be no Accounts Receivable on the books of the Company with respect to Global


                                 ARTICLE VII

                              CLOSING CONDITIONS

      SECTION 7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT. The respective obligations of each party to effect the Purchase and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

            (a) NO ORDER. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Purchase illegal or otherwise prohibiting consummation of the Purchase.

            (b) CONSENTS AND APPROVALS. All material consents, approvals and authorizations legally required to be obtained to consummate the Purchase shall have been obtained from all required Governmental Entities.

            (c) COMPLETION OF PARENT'S PRIVATE EQUITY OFFERING. Parent and Buyer shall have completed their private equity offering by July 31, 1999, which private equity offering shall have raised a minimum of at least Two Million One Hundred Thousand Dollars ($2,100,000.00).

            (d) Requisite APPROVALS. The transactions contemplated by this Agreement, and the Exhibits hereto, shall have been duly approved by the Board of Directors of the Parent and any regulatory authority having jurisdiction over the Parent.

      SECTION 7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF BUYER AND/OR PARENT. The obligations of Parent and Buyer to effect the Purchase and the other transactions contemplated herein are also subject to the following conditions, each of which may be waived, in whole or in part, to the extent permitted by applicable Law, by Parent or Buyer:

            (a) REPRESENTATIONS AND WARRANTIES.

                  (i) Each of the representations and warranties of the Company contained in this Agreement shall be true and correct when made and on and as of the Closing Date, as if made on and as of such date, individually or in the aggregate, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Parent or Buyer shall have received a certificate of the President of the Company to such effect; and

                  (ii) Each of the representations and warranties of the Sole Stockholders contained in this Agreement shall be true and correct when made and on and as of the Closing Date, as if made on and as of such date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

            (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Parent or Buyer shall have received a certificate of the President or Chief Financial Officer of the Company to that effect.

            (c) THIRD PARTY CONSENTS AND WAIVERS. The Company shall have obtained consents and waivers, in form and substance reasonably satisfactory to Parent or Buyer, in respect of the contracts or agreements set forth on
SCHEDULE 7.2(C).

            (d) COMPANY MATERIAL ADVERSE EFFECT. The Company shall not have become subject to any action or event which resulted in or may likely result in a Company Material Adverse Effect.

            (e) LEGAL OPINION. Parent or Buyer shall have received the legal opinion of Reddy & Silvis, counsel for the Company and the Sole Stockholders, covering the matters set forth on EXHIBIT D hereto.

            (f) EMPLOYMENT AND NON-COMPETITION AGREEMENTS. The Sole Stockholders and such other employees of the Company as shall be identified by Parent and the Buyer shall execute employment and non-competition agreements (collectively, the "EMPLOYMENT AGREEMENTS") in the forms attached hereto as EXHIBITS B-1 and B-2, respectively.

            (g) NON-COMPETITION AGREEMENT. The Sole Stockholders shall execute and deliver to Parent and Buyer non-competition agreements in the forms attached hereto as EXHIBITS C-1, C-2 and C-3.

            (h) UCC FORMS. The Company and the Sole Stockholders shall execute and deliver to Parent and Buyer such UCC forms as may be necessary in the opinion of the counsel for Parent and Buyer to evidence that all the Assets of the Company are free and clear of any Liens.

            (i) REGISTRATION RIGHTS AGREEMENT. The Sole Stockholders shall execute and deliver to Parent the Registration Rights Agreement in the form attached hereto as EXHIBIT G.

      SECTION 7.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SOLE STOCKHOLDERS. The obligations of the Company and/or the Sole Stockholders to effect the Purchase and the other transactions contemplated in this Agreement are subject to the following conditions, each of which may be waived, in whole or in part, to the extent permitted by applicable Law, by the Company or the Sole Stockholders on behalf of both such parties:

            (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent and Buyer contained in this Agreement shall be true and correct when made and on and as of the Closing Date as if made on and as of such date, except where the failure to be so true and correct would not have a Parent Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a Parent Material Adverse Effect. Solely for purposes of this section and in determining compliance with the conditions set forth herein, any representation and warranty made by Parent in this Agreement shall be read and interpreted as if the qualification stated therein with respect to materiality or Parent Material Adverse Effect were not contained therein. The Company shall have received a certificate of the President of Parent to such effect.

            (b) AGREEMENTS AND COVENANTS. Parent and Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it or them on or prior to the Closing Date. The Company shall have received a certificate of the President of Parent to that effect.

            (c) PARENT MATERIAL ADVERSE EFFECT. Parent shall not have become subject to any action or event which resulted in or may likely result in a Parent Material Adverse Effect.

            (d) LEGAL OPINION. The Company shall have received the legal opinion of Freedman, Levy, Kroll & Simonds, counsel to Parent and the Buyer, covering the matters set forth on EXHIBIT E.

            (e) NOMINATION OF SOLE STOCKHOLDER FOR PARENT'S BOARD OF DIRECTORS. At the first annual meeting of the shareholders of the Parent after the Closing Date, the Parent will use its best efforts to cause one of the Sole Stockholders to be nominated to serve on the Parent's Board of Directors.


                                 ARTICLE VIII

              TERMINATION, AMENDMENT, WAIVER AND INDEMNIFICATION

      SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

            (a) by mutual consent of Parent or Buyer and the Company;

            (b) by Parent or Buyer, upon a material breach of any covenant or agreement on the part of the Company or the Sole Stockholders as set forth in this Agreement;

            (c) by the Company, upon a material breach of any covenant or agreement on the part of Parent or Buyer as set forth in this Agreement;

            (d) by either Parent, Buyer or the Company, if there shall be any order of a Governmental Entity which is final and non-appealable preventing the consummation of the Purchase;

            (e) by Parent or Buyer if Parent or Buyer is not satisfied with the results of its continuing due diligence review regarding the Company;

            (f) by either Parent, Buyer or the Company, if the Closing shall not have occurred on or before July 31, 1999 (unless the failure to consummate the Purchase by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement).

      SECTION 8.2 INVESTIGATION. Notwithstanding any of the foregoing, the right of any party hereto to terminate this Agreement pursuant to Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

      SECTION 8.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

      SECTION 8.4 WAIVER. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

      SECTION 8.5 FEES, EXPENSES AND OTHER PAYMENTS. Parent, Buyer, the Company and the Sole Stockholders each shall bear its and their own respective costs and expenses which are incurred in connection with the preparation, negotiation and performance of this Agreement (including any prior memorandum of understanding or letter of intent relating hereto) and the transactions contemplated hereby, including all due diligence expenses and fees and expenses of agents, representatives, counsel and accountants.

      SECTION 8.6 INDEMNIFICATION.

            (a) The Sole Stockholders shall indemnify and defend each of Parent and the Buyer, and hold them harmless, from and against any and all losses, damages, Liabilities, claims, demands, judgments, settlements, costs and expenses of any nature whatsoever (including reasonable attorneys' fees) (collectively, "LOSS"), resulting from or arising out of any: (i) breach of any representation or warranty or agreement of the Company or the Sole Stockholders contained herein; or (ii) Liability of the Company, whether or not addressed by a representation or warranty, which was created, incurred or arose from facts, events, conditions or circumstances existing on or before the Closing Date, to the extent that, but only to the extent that, such Liability was not reflected or reserved against on the face of the Balance Sheet (rather than in any notes thereto) as adjusted for Liabilities incurred in the Ordinary Course of Business since the date of the Balance Sheet (provided that the items listed on SCHEDULE 3.8 shall be deemed to be incurred in the Ordinary Course of Business unless otherwise objected to by Parent or Buyer prior to the Closing Date). No claim for indemnification pursuant to this Section 8.6(a) may be made subsequent to the date two (2) years after the Closing Date or in respect of a Loss for which Parent or Buyer has otherwise been previously reimbursed by the Sole Stockholders, PROVIDED, HOWEVER, that no such expiration period shall apply to any Loss or Liability arising out of any agreement, or breach thereof, between the Sole Stockholders and/or the Company and any former stockholder of the Company or arising out of the Company's relationship with Global. Without limiting any other rights of Parent or Buyer, any such Loss shall be recovered by either of the two following options, with the Sole Stockholders having the right to choose which option:

      (i) any such Loss may be recovered by Parent or Buyer from the shares of AIM Common Stock then being held in escrow under the Escrow Agreement attached as EXHIBIT A, with each such share of AIM Common Stock being valued at Three Dollars ($3.00) for such purpose and (a) prior to the matter being adjudicated or settled pursuant to this Section 8.6, the amounts so recovered from the shares of AIM Common Stock being held in escrow shall be held in a separate escrow ("DISPUTE ESCROW") for the benefit of the prevailing party and (b) subsequent to the matter being adjudicated or settled pursuant to this Section 8.6, the shares in the Dispute Escrow shall be distributed to the prevailing party no earlier than, and under similar terms as, such shares would have been so distributed under the Escrow Agreement attached as EXHIBIT A; or

      (ii) the Sole Stockholders shall be solely liable for any such Loss and shall indemnify and defend Buyer and Parent from any Loss or claim for which a Loss could result, with the Sole Stockholders being liable for reimbursement to the Buyer and/or Parent, as the case may be, in cash for any such Loss.

            (b) (i) If any third party shall notify Parent or Buyer with respect to any third party claim (a "THIRD PARTY CLAIM") that may give rise to a Loss, then Parent or Buyer shall promptly notify the Sole Stockholders thereof in writing; PROVIDED, HOWEVER, that no delay on the part of Parent or Buyer in notifying the Sole Stockholders shall relieve the Sole Stockholders from any obligation hereunder unless (and then solely to the extent) the Sole Stockholders are prejudiced by such delay.

                  (ii) The Sole Stockholders will have the right to defend Parent and Buyer against the Third Party Claim with counsel selected by Sole Stockholders and reasonably satisfactory to Parent or Buyer, so long as: (A) the Sole Stockholders so notify Parent and Buyer in writing within fifteen
(15) days of the Third Party Claim becoming known to the Sole Stockholders, acknowledging that such claim is in respect of a Loss described in Section 8.6(a); (B) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (C) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of Parent or Buyer, likely to establish a precedential custom or practice materially adverse to the continuing business interests of Parent or Buyer; and (D) the Sole Stockholders conduct the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Sole Stockholders are conducting the defense of the Third Party Claim in accordance with Section 8.6(b)(ii), (A) Parent or Buyer may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (B) Parent or Buyer will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Sole Stockholders (which consent will not be withheld unreasonably); and (C) the Sole Stockholders will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Parent or Buyer (which consent will not be withheld unreasonably).

                  (iv) In the event that any of the conditions in Section 8.6(b)(ii) is or becomes unsatisfied, (A) Parent or Buyer may defend against the Third Party Claim in any manner it reasonably may deem appropriate; PROVIDED, HOWEVER, that Parent shall not consent to the entry of any judgment or enter into any settlement or agreement to settle a Third Party Claim without the prior written consent of the Sole Stockholders, which consent shall not be unreasonably withheld; (B) Parent or Buyer shall be reimbursed by Sole Stockholders, or Parent or Buyer may deduct such amounts from the next payment(s) due to Sole Stockholders under the Note portion of the Purchase Price consideration, promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses); and (C) the Sole Stockholders will remain responsible for any Loss that Parent or Buyer actually suffers resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.6.

            (c) Notwithstanding anything in this Section 8.6 to the contrary, the Sole Stockholders shall not be liable for any amounts exceeding the Purchase Price.


                                  ARTICLE IX

                              GENERAL PROVISIONS

      SECTION 9.1 EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

            (a) Except as set forth in Section 9.1(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

            (b) The representations, warranties and agreements in this Agreement shall terminate on the date which is two (2) years after the Closing Date, except that the representations, warranties and agreements set forth in
Section 3.3, and Article IIIA, and Section 6.6, Section 6.7, and Article VIII and Article IX shall not so terminate.

      SECTION 9.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested), or delivered by overnight delivery service (e.g., Federal Express), to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the fax number specified below:

            (a) If to Parent or Buyer:

                  AIM Group, Inc.
                  P.O. Box 208, Highway 270
                  Jones Mill, Arkansas 72105
                  ATTENTION:  President
                  ATTENTION:  Chief Financial Officer
                  Fax No.:  (501) 844-4095

                with a copy to:

                  Freedman, Levy, Kroll & Simonds
                  1050 Connecticut Avenue, N.W.
                  Washington, D.C.  20036
                  ATTENTION:  Jay W. Freedman, Esq.
                  Fax No.:  (202) 457-5151

            (b) If to the Company or the Sole Stockholders:

                  K.P. Reddy
                  409 Woodton Knoll
                  Stockbridge, Georgia 30281
                  Fax No.: (404) 872-9769

                with a copy to:

                  Reddy & Silvis
                  17 Executive Park Dr., Suite 420
                  Atlanta, Georgia 30329
                  Fax No.: 404-320-7422
                  Attn: Scott Silvis, Esq.

      SECTION 9.3 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

      "ACCOUNTS PAYABLE" as defined in Section 1.2(b);

      "ACCOUNTS RECEIVABLE" as defined in Section 3.18;

      "ACCRUED EXPENSES" means accrued salaries and expenses;

      "ACTUAL VALUE" as defined in Section 1.2(d)(i)(B);

      "ADJUSTED WORKING CAPITAL" as defined in Section 1.2(c)(i);

      "AFFILIATE" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

      "AFFILIATED  GROUP"  means any  affiliated  group  within the meaning of
Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law;

      "AGREEMENT" as defined in the Preamble;

      "AIM COMMON STOCK" as defined in Section 1.2(a).

      "ASSETS" means any and all properties and assets (real, personal or mixed, tangible or intangible) of the Company;

      "BALANCE SHEET" as defined in Section 3.7;

      "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence;

      "BUYER" as defined in the Preamble;

      "BUYER'S VALUE" as defined in Section 1.2(d)(i)(A);

      "CEREUS" as defined in the Preamble;

      "CLOSING" and "CLOSING DATE" as defined in Article II;

      "CODE" means the Internal Revenue Code of 1986, as amended;

      "COMPANY" as defined in the Preamble;

      "COMPANY COMMON STOCK" as defined in the Preamble;

      "COMPANY EMPLOYEE BENEFIT PLAN" as defined in Section 3.22;

      "COMPANY MATERIAL ADVERSE EFFECT" means any change or effect relating to the time prior to the Closing Date that, individually or when taken together with all other such changes or effects, is or is reasonably likely to be materially adverse to the business, properties, Assets, condition (financial or otherwise), liabilities, operations or prospects of the Company at the time of such change or effect. A Company Material Adverse Effect shall be deemed to exist if there shall occur any event which relates to the time prior to the Closing Date and which causes or may reasonably be expected to cause or result in estimable monetary loss which, individually or when aggregated with all other events, exceeds Five Thousand Dollars ($5,000.00);

      "COMPANY PERMITS" as defined in Section 3.6;

      "COMPETING TRANSACTION" means any of the following involving the Company or any Subsidiary or Affiliate of the Company: (i) any merger, consolidation, share exchange, business combination, or other similar transaction (other than the transactions contemplated by this Agreement); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty-five percent (25%) or more of the Assets of the Company in a single transaction or series of transactions; (iii) any offer (whether cash or securities) for twenty-five percent (25%) or more of the outstanding shares of capital stock of the Company; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing;

      "CONTRACT" of any Person means any contract, agreement or instrument of any type whatsoever (i) to which such Person is a party and by which such Person either has made a binding undertaking to perform an obligation or is entitled to any property or right, or (ii) by which any of the Assets of such Person is bound;

      "CONTROL" (including the terms "CONTROLLED," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by Contract or credit arrangement or otherwise;

      "DISPUTE ESCROW" as defined in Section 8.6(a);

      "EMPLOYEE BENEFIT PLAN" means (a) any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, group health, medical expense reimbursement, workers' compensation, dependent care, flexible benefits or cafeteria, stock option, stock purchase, stock appreciation rights, savings, deferred compensation, consulting, severance pay or termination pay, vacation pay, life insurance, disability, welfare or other employee benefit or fringe benefit plan, program or arrangement; or (b) any plan, program or arrangement which is an Employee Pension Benefit Plan, Employee Welfare Benefit Plan or Multiemployer Plan.

      "EMPLOYEE  PENSION  BENEFIT  PLAN"  has the  meaning  set forth in ERISA
Section 3(2);

      "EMPLOYEE  WELFARE  BENEFIT  PLAN"  has the  meaning  set forth in ERISA
Section 3(1);

      "EMPLOYMENT AGREEMENTS" as defined in Section 7.2(f);

      "ENCUMBRANCES" means any Security Interests, Liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever;

      "ENVIRONMENTAL, HEALTH AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes;

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

      "ERISA AFFILIATE" means each person (as defined in Section 3(9) of ERISA) that together with the Company (or any person whose liabilities the Company has assumed or is otherwise subject to) would be considered or has been a single employer under Section 4001(b) of ERISA or would be considered or has been a member of the same "controlled group," under common control, a member of the same affiliated service group or otherwise a single employer within the meaning of Section 414(b), (c), (m) and (o) of the Code (PROVIDED, HOWEVER, that when the subject of the provision is a Multiemployer Plan only subsections (b) and (c) of Section 414 of the Code shall be taken into account).

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended;

      "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended;

      "FINAL TAX RETURN" as defined in Section 6.12;

      "FINANCIAL STATEMENTS" as defined in Section 3.7;

      "GAAP" means United States generally accepted accounting principles as in effect from time to time;

      "GLOBAL" as defined in Section 6.15;

      "GOVERNMENTAL ENTITIES" as defined in Section 3.5(b);

      "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium);

      "INVENTORY" as defined in Section 3.16;

      "KNOWLEDGE" or "KNOWN" means, with respect to a particular fact or other matter, that (i) an individual is actually aware of such fact or other matter or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter; a Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter;

      "LAWS" as defined in Section 3.5(a);

      "LIABILITY" or "LIABILITIES" as defined in Section 3.8;

      "LIEN" means any lien, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, financing lease, pledge or Security Interest of any kind or type and whether arising by Contract or under Law;

      "LOSS" as defined in Section 8.6(a);

      "MERGER" as defined in Section 1.4;

      "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37);

      "ORDINARY  COURSE OF  BUSINESS"  with  respect to any entity,  means the
ordinary  course  of  business   consistent  with  past  custom  and  practice
(including with respect to quantity and frequency) of that entity;

      "PARENT" as defined in the Preamble;

      "PARENT MATERIAL ADVERSE EFFECT" shall mean any change or effect that, individually or when taken together with all such other changes or effects, is or is reasonably likely to be materially adverse to the business, properties, Assets, condition (financial or otherwise), liabilities, operations or prospects of Parent and its Subsidiaries, taken as a whole at the time of such change or effect. A Parent Material Adverse Effect shall be deemed to exist if there shall occur any event which causes or may reasonably be expected to cause or result in estimable monetary loss which, individually or when aggregated with all other events, exceeds $500,000;

      "PARENT REPRESENTATIVES" as defined in Section 5.4;

      "PARENT SEC REPORTS" as defined in Section 4.5(a);

      "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Entity (or any department, agency, or political subdivision thereof) or any other entity;

      "POST-CLOSING DATE ADJUSTMENT DATE" as defined in Section 1.2(c)(iii);

      "PURCHASE" as defined in the Preamble;

      "PURCHASE PRICE" as defined in Section 1.2(a);

      "PURCHASE PRICE ADJUSTMENT" as defined in Section 1.2(c);

      "REDDY" as defined in the Preamble;

      "REGISTRATION RIGHTS AGREEMENT" as defined in Section 6.13;

      "SEC" means the U.S. Securities and Exchange Commission;

      "SECURITIES ACT" means the Securities Act of 1933, as amended;

      "SECURITY INTEREST" means any mortgage, pledge, Lien, Encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar Liens, (b) Liens for Taxes not yet due and payable, (c) purchase money Liens and Liens securing rental payments under capital lease arrangements, and (d) other Liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money;

      "SHARES" as defined in the Preamble;

      "SOLE STOCKHOLDERS" as defined in the Preamble;

      "SOLE STOCKHOLDERS' VALUE" as defined in Section 1.2(d)(i)(B);

      "SUBSIDIARY" or "SUBSIDIARIES" of the Company, Parent, the Buyer or any other Person, means any corporation, partnership, joint venture or other legal entity of which the Company, Parent, the Buyer or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, fifty percent (50%) or more of the capital stock or other equity interests which the holders thereof are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

      "TAX" or "TAXES" shall mean any and all taxes, charges, fees or levies, payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, AD VALOREM, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation,
unemployment  compensation,   utility,  severance,   excise,  stamp,  windfall
profits, transfer and capital gains taxes, (ii) custom duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto;

      "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof;

      "THIRD PARTY CLAIM" as defined in Section 8.6(b).

      SECTION 9.4 HEADINGS; CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      SECTION 9.5 SEVERABILITY. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 9.6 ENTIRE AGREEMENT AND MODIFICATION. This Agreement (together with the exhibits and schedules) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

      SECTION 9.7 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

      SECTION 9.8 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      SECTION 9.9 WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. All rights and remedies existing under this Agreement are in addition to, and not exclusive of, any rights or remedies otherwise available.

      SECTION 9.10 FURTHER ASSURANCES. The parties hereto agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as another party hereto may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      SECTION 9.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

      SECTION 9.12 JURISDICTION; SERVICE OF PROCESS. ANY ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY RIGHT ARISING OUT OF, THIS AGREEMENT WILL BE BROUGHT AGAINST ANY OF THE PARTIES HERETO IN THE COURTS OF THE STATE OF GEORGIA, COUNTY OF DEKALB, OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, AND EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS) IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN. PROCESS IN ANY ACTION OR PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE MAY BE SERVED ON ANY PARTY HERETO ANYWHERE IN THE WORLD.

      SECTION 9.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                    [The next page is the signature page.]

      IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date first written above by their respective officer thereunto duly authorized:


AIM GROUP, INC.

By: /s/PAUL R. ARENA
    ----------------
    Paul R. Arena
    Chief Executive Officer


AMERICAN INTERNET MEDIA, INC.

By: /s/PAUL R. ARENA
    ----------------
    Paul R. Arena
    President


THE REDDY GROUP, INC.

By: /s/K.P. REDDY
    -------------
    K.P. Reddy
    President


CEREUS BANDWIDTH, LIMITED LIABILITY COMPANY

By: /s/K.P. REDDY
    -------------
    Name: K.P. Reddy
    Manager


SOLE STOCKHOLDERS:

 /s/K.P. REDDY                         /s/K.P. REDDY
 -------------                         -------------
 K.P. Reddy                            Sarala Reddy, by K.P. Reddy
                                       Under power of attorney

 /s/PEYTON H. PARK
 -----------------
 Peyton H. Park